UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 2, 2013
Date of Earliest Event Reported: January 2, 2013

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53619	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on January 2, 2013, Vertex Energy, Inc.’s (the “Company’s”), Board of Directors appointed Timothy C. Harvey as a Director of the Company to fill the vacancy left by the untimely death of the Company’s former Director, Ingram Lee, in April 2012. Mr. Harvey’s biographical information is presented below:

Timothy C. Harvey, Age 55

Mr. Harvey served as a Vice President of Oil Trading at Westport Petroleum, Inc. (“Westport”), which operates in the petroleum trading, blending and transportation industries, from November 1987 to June 2012, during which time he specialized in Black Oil trading. From May 1986 to October 1987, Mr. Harvey served in an oil trading position with Shell International, providing services in throughput trading and sourcing. From May 1984 to May 1986, Mr. Harvey served as a supply trading analyst with Shell Oil Company. From June 1980 to May 1984, Mr. Harvey served as a logistics analyst with Shell Chemical Company. Mr. Harvey obtained his Bachelor’s degree from the University of Tennessee at Knoxville in Business Marketing and Transportation in 1980.

The Board of Directors has not yet made the determination of the committees of the Board of Directors on which Mr. Harvey will serve.

We believe that Mr. Harvey’s 20+ years of experience in oil trading and sourcing provides him unique and specialized knowledge which qualifies him to serve on the Company’s Board of Directors.

The Company has previously and continues (from time to time) to sell feedstock to Westport.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: January 7, 2013	By: /s/ Benjamin P. Cowart
Benjamin P. Cowart
Chief Executive Officer